SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

         Derma Sciences, Inc. (the “Registrant”) as of February 28, 2002 concluded subscription agreements with its President, Edward J. Quilty, together with 15 other individual and institutional investors for the sale of 1,300,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), at a price of $0.50 per share, for a total investment of $650,000. Subscriptions totaling $565,000 have been funded. The Registrant expects the balance of the subscriptions to be funded not later than March 31, 2002. The Registrant has agreed to file a registration statement with the Securities and Exchange Commission relative to the Common Stock.

         The Purchase Agreement, Registration Rights Agreement and Legal Opinion relative to the Common Stock are attached hereto as Exhibits 10.01, 10.02 and 10.03, respectively.

Item 7. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

10.01 – Purchase Agreement
10.02 – Registration Rights Agreement
10.03 – Legal Opinion

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: March 5, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer

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